             As filed with Securities and Exchange Commission on August 13, 2003
                                                      Registration No. 333-72404

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        GEN-NET LEASE INCOME TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                       24801 West River Road, First Floor
                            Gross Ile, Michigan 48138
                    (Address of principal executive offices)

                                Jerry D. Bringard
                       24801 West River Road, First Floor
                            Gross Ile, Michigan 48138
                                 (734) 362-0175
                     (Name and address of agent for service)

                       Copies to: John D. Ellsworth, Esq.
         Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O.
                          2027 Dodge Street, Suite 100
                              Omaha, Nebraska 68102
                                 (402) 344-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [__]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [__]

     Pursuant to this Registration Statement, as amended, Gen-Net Lease Income Trust, Inc. (the "Registrant") registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, 2,500,000 shares of the Registrant's common stock.

     The Registration Statement was declared effective on October 10, 2002. On August 8, 2003, the Registrant's Board of Directors voted to terminate the public offering effective August 13, 2003. In accordance with its termination of the offering, the Registrant is filing this Post-Effective Amendment No. 4 to the Registration Statement in order to withdraw from registration securities covered by the Registration Statement which remained unsold at the termination of this offering.

     Of the 2,500,000 shares of common stock registered 951,203 were sold as of the close of business on August 13, 2003. The Registrant hereby amends the Registration Statement to withdraw from registration the remaining 1,548,797 unsold shares of the Registrant's common stock.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 13th day of August, 2003.

                                  GEN-NET LEASE INCOME TRUST, INC.

                                  By:      /s/ JERRY D. BRINGARD
                                     -------------------------------------------
                                               Jerry D. Bringard
                                        Chair of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                               Capacity                            Date

/s/ JERRY D. BRINGARD             Chair of the Board of Directors, and
---------------------------                   Director                       August 13, 2003
Jerry D. Bringard

 THOMAS D. PESCHIO*               Director, President, Chief Executive
Thomas D. Peschio                        Officer and Treasurer
                                (Principal Executive Officer, Principal
                                      Financial Officer, Principal.
                                           Accounting Officer                August 13, 2003
 BRUCE BAUM*
Bruce Baum                                    Secretary                      August 13, 2003

 RICHARD H. SCHWACHTER*                        Director                      August 13, 2003
Richard H. Schwachter


*By /s/ JERRY D. BRINGARD
    -------------------------
Jerry D. Bringard, Attorney-in-fact


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